Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)    Registration Statement on Form S-3 No. 333-233377 of Cardinal Health, Inc.,
(2)    Registration Statements on Form S-4 No. 333-62938 and No. 333-74761 of Cardinal Health, Inc., and
(3)    Registration Statements on Form S-8:

S-8 Registration Number	Description
33-42357	Cardinal Distribution, Inc. Profit Sharing and Retirement Savings Plan

333-90423	Cardinal Health, Inc. Incentive Deferred Compensation Plan, As Amended

333-38192	Cardinal Health, Inc. Outside Directors Equity Incentive Plan

333-38198	Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan, As Amended

333-56010	Cardinal Health, Inc. Profit Sharing, Retirement and Savings Plan for Employees of Puerto Rico

333-129725	Cardinal Health, Inc. 2005 Long-Term Incentive Plan

333-149107	Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2005
Cardinal Health 401(k) Savings Plan (as amended and restated January 1, 2006)
Cardinal Health 401(k) Savings Plan For Employees of Puerto Rico (as amended and restated January 1, 2005)
Syncor International Corporation Employees’ Savings and Stock Ownership Plan, as amended and restated effective January 1, 1997

333-155156	Cardinal Health, Inc. 2005 Long-Term Incentive Plan, (As Amended and Restated as of November 5, 2008)

333-163128	Cardinal Health, Inc. 2005 Long-Term Incentive Plan
Cardinal Health, Inc. 2007 Nonemployee Directors Equity Plan

333-164736	Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (as amended)
Cardinal Health 401(k) Savings Plan, as amended and restated January 1, 2006 (as amended)

333-177728	Cardinal Health, Inc. 2011 Long-Term Incentive Plan

333-183471	Cardinal Health Deferred Compensation Plan
Cardinal Health 401(k) Savings Plan

333-206339	Cardinal Health Deferred Compensation Plan
Cardinal Health 401(k) Savings Plan
Cardinal Health 401(k) Savings Plan for Employees of Puerto Rico

333-206340	Cardinal Health, Inc. 2011 Long-Term Incentive Plan

Exhibit 23.1

333-214412	Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan

333-219892	Cardinal Health Deferred Compensation Plan
Cardinal Health 401(k) Savings Plan
Cardinal Health 401(k) Savings Plan for Employees of Puerto Rico

333-233380	Cardinal Health Deferred Compensation Plan
Cardinal Health 401(k) Savings Plan
Cardinal Health 401(k) Savings Plan for Employees of Puerto Rico

333-260921	Cardinal Health, Inc. 2021 Long-Term Incentive Plan

of our reports dated August 11, 2022, with respect to the consolidated financial statements and schedule of Cardinal Health, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Cardinal Health, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of Cardinal Health, Inc. and subsidiaries for the year ended June 30, 2022.

/s/ Ernst & Young LLP

Grandview Heights, Ohio
August 11, 2022